Exhibit 10.38
FORM OF AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Employment Agreement, dated as of February 4, 2010 (the “Amendment”) is by and between Gaylord Entertainment Company, a Delaware corporation having its corporate headquarters at One Gaylord Drive, Nashville, Tennessee 37214 (the “Company” or “GEC”) and                     , a resident of Nashville, Davidson County, Tennessee (“Executive” or “Key Employee”).
W I T N E S S E T H:
     WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of February 25, 2008 (the “Agreement”), pursuant to which, among other things, the Company agreed to hire the Executive as one of its senior officers;
     WHEREAS, the Executive has been promoted by the Company to the position of                     ;
     WHEREAS, the Company and Executive have now agreed to various amendments to the Agreement; and
     NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, the parties hereto agree as follows:
     1. Amendment of Section 2 of the Agreement. Section 2(a)(i) of the Agreement is deleted in its entirety and replaced with the following new sentence:
“During the Employment Period, Executive shall serve the Company as its                      and                      and report directly to the Company’s                     . Executive shall also perform such other duties as the Company’s Chief Executive Officer or                      shall reasonably determine.”
     2. Amendment of Section 3(a) of the Agreement. Section 3(a) of the Agreement is deleted in its entirety and replace with the following new provision:
“Base Salary. The Company shall pay to Executive an annual salary of $                    . Executive’s annual salary shall be increased in each subsequent Contract Year by a percentage equal to the annual percentage increase, if any, generally granted to other senior executives, such percentage to be determined from time to time by the Human Resources Committee of the Board of Directors (such annual salary, together with any increases under this subsection (a), being herein referred to as the “Base Salary”).”
     3. Amendment of Section 5(d)(ii)of the Agreement. Section 5(d)(ii) of the Agreement is deleted in its entirety and replaced with the following new provision:

“The assignment of Executive, over his reasonable objection, of any duties materially inconsistent with his status as                      or a substantial adverse alteration in the nature of his responsibilities.”
     4. Miscellaneous Provisions.
          (a) The Agreement is hereby, and shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the Agreement shall hereinafter be determined and enforced under the Agreement, as amended, subject in all respects to such amendments, modifications, and supplements, and all terms and conditions of this Amendment.
          (b) Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.
          (c) Except as provided by this Amendment, or unless the context or use indicates another or different meaning or intent, the words and terms used in this Amendment shall have the same meaning as in the Agreement.
          (d) This Amendment may be executed in two or more counterparts, each of which when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (e) The validity, interpretation and effect of this Amendment shall be governed exclusively by the laws of the State of Tennessee without regard to the choice of law principles thereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GAYLORD ENTERTAINMENT COMPANY

By:

Its:

EXECUTIVE:

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